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                              EMPLOYMENT AGREEMENT

This Agreement made as of this 1st day of January, 2000, is between SEDONA Corporation, a Corporation of the Commonwealth of Pennsylvania (the "Company"), and William K. Williams (the "Employee").

                             W I T N E S S E T H :

     1. Employment: The Company hereby agrees to employ Employee and Employee hereby accepts employment by the Company for the period and the terms and conditions hereinafter set forth.

     2. Capacity and Duties:

          a) Employee shall be employed by the Company in the capacity of Vice President and Chief Financial Officer and Employee shall have such authority and shall perform such key executive duties and responsibilities as may from time-to-time reasonably be specified by the Chief Executive Officer and President of the Company with respect to the Company and its affiliates. It is the present expectation of the parties that Employee will be re-elected during the entire term of this Agreement to serve as Vice President and as Chief Financial Officer and Employee agrees to serve in such capacities without any compensation in addition to that herein provided. Employee acknowledges that neither the Company nor its Board of Directors is legally obligated to elect or re-elect Employee as Vice President and Chief Financial Officer.

          b) During the term of the Agreement, Employee shall devote his time in exercising his best efforts to perform his duties hereunder.

          c) Notwithstanding the foregoing, Employee shall be entitled to have investments in other enterprises provided, however, that he shall not have any investments or financial interest in any business enterprise which conducts business activities competitive with any business activities conducted or planned by the Company now or at any time during the term of the Employee's employment hereunder (other than an investment of no more than 5% of any class of equity securities of a company the securities of which are traded on a national securities exchange). However, if the Company enters a new field in which the Employee has previously invested, the Employee agrees to disclose his investment to the Company President if said investment exceeds 5% of equity of a "Competitor". If the Employee is requested by the Board of Directors of the Company, the Employee shall divest himself of the said investment within one year after said request.

     3. Compensation: Employee's compensation set forth in Exhibit 1.

     4. Expenses: Employee is authorized to incur reasonable expenses for promoting the business of the Company and in carrying out his duties hereunder, including without limitation, reasonable expenses for automobile, travel and similar items. The Company shall reimburse Employee for all such ordinary and necessary expenses upon the presentation by Employee from time-to-time of an itemized account of such expenditures and required documentation. Employee shall present an itemized account of expenditures not more frequently than weekly and not less frequently than monthly.

     5. Term of Agreement; Separation:

          a) The term of the Employment Agreement shall be two (2) years commencing on the date hereof, and thereafter shall continue from year-to-year based on the approval of both parties with said approval occurring at least three (3) months prior to the end of the original, or the then current renewal term.

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          b) The Company may terminate this Employment Agreement for cause, defined as follows:

               1) Deliberate disclosure of Company secrets for consideration; or

               2) Conviction of Employee of a felony involving moral turpitude, or of any other law which may reasonably be deemed to cause a detrimental effect upon the Company as a result of mutual association. If the Company separates the Employee for cause, the Company will have not further liability or obligation except to pay the Employee earned and unpaid compensation.

          c) The Company may separate the Employee; a) without cause, or b) should the Employee die or become disabled such that the Employee has been unable to perform any of his essential duties for ninety (90) days during any year of the Employment Agreement or for any period of sixty (60) consecutive days. In the event of such separation, the severance package described in
Exhibit 1, Section 4 applies.

          d) In the event, at any time during the initial term of this Employment Agreement, or any extension thereof, Employee shall be involuntarily removed as Vice President and as Chief Financial Officer the Employee may terminate the Employment Agreement and receive severance in accordance with
Exhibit 1, Section 4.

          e) In the event of change of control of the Company, Employee may elect to terminate his employment in which event he shall receive the severance package described in Exhibit 1, Section 4. For these purposes, change of control includes the following: Sale of a majority of the outstanding shares or assets of the Company, or Change in composition of more than 50% of the Board of Directors as presently constituted.

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     6. Restrictions on Competition: Employee covenants and agrees that: (a)
during the initial term and any renewal terms of his employment, and, (b) if, but only if, this Employment Agreement is terminated by the Employee (as hereinafter defined) during the initial term, or any renewal term hereof, for a period of one (a) year after termination of his employment hereunder, he shall not, directly or indirectly, engage in any business activities within the limits of the fifty United States and Puerto Rico, the same as, or in competition with, business activities carried on by the Company during the period of the Employee's employment by the Company, or in the definitive planning stages at the time of termination of Employee's employment.

     The term "engage in" shall include, without being limited to, activities as proprietor, partner, stockholder, principal, agent, employee or consultant. However, nothing contained in this Paragraph shall prevent Employee from having investments of the types permitted in Subparagraph 2 c) hereof.

     These restrictions shall not apply if separation is by the Company under
Section 5c and 5d or if separation is by Employee under Section 5e of this Employment Agreement.

     7. Trade Secrets: During the term of employment under this Employment Agreement, the Employee will have access to, and become familiar with, various trade secrets, consisting of formulas, patterns, devices, secret inventions, processes, compilation of information, records and specifications, which are owned by the Company and which are regularly used in the operation of the business of the Company.

     The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this employment by the Company.

     All files, data, records, documents, drawings, specifications, equipment, and similar relating items to the business of the Company, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and be returned to the Company by request of the Company, provided the same information is not lawfully and without restriction available to the general public.

     8. Miscellaneous Provisions:

          a) Any notice pursuant to this Agreement shall be validly given or served if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the following addresses:

         If to the Company:         SEDONA Corporation
                                    455 South Gulph Road, Suite 300
                                    King of Prussia, PA  19406
                                    Attention:  President

         If to the Employee:        William K. Williams
                                    1946 Welsh Road
                                    Philadelphia, PA  19115

     Or to such other addresses as either party may hereafter designate to the other in writing.

          b) Notices delivered personally shall be deemed communicated as of the actual receipt; notices mailed shall be deemed communicated as of five (5) days after mailing.

          c) If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

          d) The waiver by either party of a breach or violation of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

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          e) This writing including Exhibit I represents the entire Employment
Agreement and understanding of the parties with respect to the subject matter hereof; it may not be altered or amended except by agreement in writing.

          f) The Employment Agreement has been made in and its validity, performance and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

          g) The headings of paragraphs in this Employment Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          h) This Employment Agreement supersedes any earlier Employment agreement and as such is the only Employment Agreement in force.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Employment Agreement under seal on the day and year first above written.


SEDONA CORPORATION                       Employee:

/s/ Marco A. Emrich                      /s/ William K. Williams
--------------------------------         -----------------------------------
Marco A. Emrich, President & CEO         William K. Williams


ATTEST: /s/ Victoria R. Franchetti
        --------------------------
            Victoria R. Franchetti
            Assistant Secretary


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SEDONA Corporation                                                     Exhibit 1

                           COMPENSATION AND BENEFITS

COMPENSATION PLAN FOR:             William K. Williams

POSITION:                          Vice President and Chief Financial Officer

1)       BASE SALARY: $130,000 per year

2) INCENTIVE COMPENSATION: In addition to the Base Salary, as set forth above, an incentive bonus of $40,000 annualized is provided. 50% will be based on SEDONA's achieving its financial objectives for the year and 50% will be based on specific objectives mutually agreed to by Employee and management.

3) EQUITY - OPTIONS: 100,000 Options as previously granted and approved by SEDONA's Board of Directors.

4) SEPARATION: In the event of separation, under Section 5c, 5d, or 5e, or should the Company decide not to renew the contract, the Company will provide a separation package as follows:

                  o Six (6) months base salary, plus benefits (until another position is found) and;

                  o All earned and unpaid bonuses and incentives, will be due and paid and;

                  o Vested Options, up to the 100,000 noted above, will be
                    retained by the Holder, for the original life of the Option as noted in Section 3 above.

5) BENEFITS: As a "Full Time" Employee, Employee will be compensated bi-weekly, and the Employee will be included in the Company's general employee benefit programs.

Employee:                      SEDONA Corporation


/s/ William K. Williams        /s/ Marco A. Emrich
-----------------------            --------------------------------
William K. Williams                Marco A. Emrich, President & CEO

Date:    5/24/00                   Date:    5/24/00
     ------------------                 ---------------------------

ATTEST:

/s/ Victoria R. Franchetti
--------------------------------------------
Victoria R. Franchetti, Assistant Secretary